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                                                                   EXHIBIT 10.23


               FIRST AMENDMENT TO PROMISSORY NOTE & LOAN AGREEMENT

This FIRST AMENDMENT TO PROMISSORY NOTE & LOAN AGREEMENT (the "Amendment") is dated November 2, 2001, by Saf-T-Hammer Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Company") and Smith & Wesson Corp., a corporation organized and existing under the laws of the State of Delaware ("Registered Holder").

         WHEREAS, the Company and Registered Holder have entered into that certain Promissory Note & Loan Agreement dated as of May 15, 2001 (the "Original Note"); and

         WHEREAS, the parties hereto desire to amend the Original Note as set forth herein.

         NOW THEREFORE, for good and valuable consideration the parties hereto hereby agree as follows:

A. Section 1 of the Original Note is hereby amended and restated in its entirety as follows:

                           1. LOAN; ADVANCEMENT OF FUNDS. SAF-T-HAMMER CORPORATION, a Nevada corporation (the "Company"), hereby promises to pay to the order of SMITH & WESSON CORPORATION, at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208, ("Registered Holder"), or at such other place as it shall designate to the Company in writing, in lawful money of the United States of America, the principal amount of Four Million Dollars ($4,000,000), or such lesser amount as may be advanced hereunder, and to pay interest (computed on the basis of a 365-day year and the actual number of days elapsed) on the unpaid principal amount outstanding hereunder at the Interest Rate (as defined below). The Company promises to pay the said principal sum and interest in accordance with the terms of this Note (the "Note"). From the date hereof through the Termination Date (as defined below), the Company may from time to time draw advances not to exceed the face amount hereof at any given time, repay all or part of the same and draw additional advances not to exceed the face amount hereof at any given time. In each case in which the Company wishes to obtain an additional advance hereunder, the Company shall notify Registered Holder of the amount of such request. Registered Holder shall promptly advance to the Company such amount, provided that the aggregate principal amount of such advances outstanding (including any accrued but unpaid interest due hereunder as contemplated below) at any time shall not exceed Four Million Dollars ($4,000,000.00).

B. Section 3 of the Original Note is hereby amended and restated in its entirety as follows:

                           3. PAYMENT. Interest shall be payable on or before the 15th day of each quarter beginning on August 15th and be computed at the rate of the Prime Rate (as defined below) plus one (1) percent per annum (the "Interest
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         Rate") on the outstanding principal balance of this Note for the period(s) advances hereunder are outstanding, provided that in the event it is not so paid, such interest amount due shall be deemed to be an advance hereunder and no longer due. Unless earlier repaid, on May 15, 2003 (the "Termination Date"), the Company shall pay the Registered Holder all unpaid principal and interest on this Note. The Company may prepay this Note, in whole or in part, at any time. The Interest Rate shall automatically increase to fifteen percent (15%) per annum without notice or act by any party upon an Event of Default (as defined below). The "Prime Rate" shall be the prime rate of interest announced in Phoenix, Arizona, by Citibank N.A., or its successor.

C. Except as expressly set forth herein, all terms and conditions of the Original Note shall remain in full force and effect.

                  IN WITNESS WHEREOF, each of the undersigned has cause this Amendment to be duly signed as of the date first above written.

The "Company"                                  "Registered Holder"
Saf-T-Hammer Corporation                       Smith & Wesson Corp.


By:  /s/ MITCHELL A. SALTZ                     By:  /s/ JOHN A. KELLY
   -----------------------------------            ----------------------------
Name:    Mitchell A. Saltz                     Name:    John A. Kelly
Title:   Chief Executive Officer               Title:   Chief Financial Officer


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